EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, or the pro forma financial statements, combine the historical consolidated financial statements of NRG and GenOn to illustrate the effect of the merger.  The pro forma financial statements were based on, and should be read in conjunction with, the:

•                  accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;

•                  consolidated financial statements of NRG for the year ended December 31, 2011 and the notes relating thereto, included in NRG’s Annual Report on Form 10-K;

•                  consolidated financial statements of NRG for the nine months ended September 30, 2012, and the notes relating thereto, included in NRG’s Quarterly Report on Form 10-Q; and

•                  consolidated financial statements of GenOn for the year ended December 31, 2011 and for the nine months ended September 30, 2012 and the notes relating thereto, included elsewhere in this Form 8-K/A.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results.  The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations, or the pro forma statement of operations, for the year ended December 31, 2011 and for the nine months ended September 30, 2012, give effect to the merger as if it occurred on January 1, 2011.  The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet, or the pro forma balance sheet, as of September 30, 2012, gives effect to the merger as if it occurred on September 30, 2012.  Intercompany transactions have not been eliminated as the amounts are not material to the pro forma financial statements.

As described in the accompanying notes, the pro forma financial statements have been prepared using the acquisition method of accounting under existing United States generally accepted accounting principles, or GAAP, and the regulations of the SEC.  NRG is the acquirer in the merger for accounting purposes.  The purchase price has been allocated to GenOn’s assets and liabilities based upon their estimated fair values as of the date of completion of the merger.  The initial allocation is not complete because the evaluation necessary to assess the fair values of certain assets acquired is still in process.  The provisional amounts are subject to revision until the evaluations are completed to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date.  Accordingly, the pro forma purchase price adjustments are preliminary, subject to future adjustments, and have been made solely for the purpose of providing the unaudited pro forma combined financial information presented herewith.  Differences between these provisional estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company’s results of operations and financial position would have been had the merger been completed on the dates indicated.  NRG has incurred and expects to incur additional costs to integrate NRG’s and GenOn’s businesses.  The pro forma financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.  In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

Description of the Merger

On December 14, 2012, NRG completed the acquisition of GenOn.  NRG issued, as consideration for the acquisition, 0.1216 shares of NRG common stock for each outstanding share of GenOn, including restricted stock units outstanding, on the acquisition date, except for fractional shares which were paid in cash.  NRG issued 93.9 million shares of NRG common stock, or 29% of total common shares outstanding following the closing of the transaction.

Upon completion of the merger, all outstanding GenOn stock options have been converted into stock options with respect to NRG common stock (with the number of shares subject to such options and the per share exercise price appropriately adjusted based on the exchange ratio) and remain outstanding, subject to the same terms and conditions otherwise applicable to such stock options prior to the merger, except that all GenOn stock options other than those granted in 2012 have vested upon the completion of the merger.  GenOn stock options granted in 2012 will not be subject to accelerated vesting solely by reason of the completion of the merger and will remain subject to the vesting conditions applicable to such stock options prior to the merger.

All outstanding GenOn restricted stock units (other than restricted stock units granted in 2012) were immediately vested and were exchanged for the merger consideration upon completion of the merger (with cash paid in lieu of fractional shares).  GenOn restricted stock units granted in 2012 have been converted into NRG restricted stock units (with the number of shares subject to such restricted stock units appropriately adjusted based on the exchange ratio and extent of performance goal attainment) and otherwise remain outstanding in accordance with their terms.

GenOn outstanding stock options and restricted stock units granted in 2012 will vest (to the extent not already fully vested) at the holder’s termination date if the termination is a result of the merger and occurs within two years of completion of the merger.

NRG ENERGY, INC. AND GENON ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2012

(In millions, except for per share amounts)	NRG Energy, Inc. Historical	GenOn Energy, Inc. Historical (a)	Pro Forma Adjustments		Pro Forma Combined
Operating Revenues
Total operating revenues	$6,359	$1,997	$—		$8,356
Operating Costs and Expenses
Cost of operations	4,618	1,624	(53)	(b)	6,189
Depreciation and amortization	703	269	(49)	(c)	923
Impairment losses	—	47	—		47
Selling, general and administrative	681	137	—		818
GenOn acquisition-related transaction and integration costs	18	—	—		18
Development costs	26	—	—		26
Total operating costs and expenses	6,046	2,077	(102)		8,021
Operating Income/(Loss)	313	(80)	102		335
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	26	2	—		28
Impairment charge on investment	(2)	—	—		(2)
Other income, net	14	1	—		15
Loss on debt extinguishment	(41)	—	—		(41)
Interest expense	(495)	(260)	86	(d)	(669)
Total other expense	(498)	(257)	86		(669)
Loss Before Income Taxes	(185)	(337)	188		(334)
Income tax (benefit)/expense	(246)	8	70	(e)	(168)
Net Income/(Loss)	61	(345)	118		(166)
Less: Net income attributable to noncontrolling interest	18	—	—		18
Net Income/(Loss) Attributable to NRG Energy, Inc.	43	(345)	118		(184)
Dividends for preferred shares	7	—	—		7
Income/(Loss) Available for Common Stockholders	$36	$(345)	118		$(191)
Earnings/(Loss) Per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	228	774	(680)	(f)	322
Net income/(loss) per weighted average common share — basic	$0.16	$(0.45)			$(0.59)
Weighted average number of common shares outstanding — diluted	230	774	(682)	(f)	322
Net income/(loss) per weighted average common share — diluted	$0.16	$(0.45)			$(0.59)

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

NRG ENERGY, INC. AND GENON ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2011

(In millions, except for per share amounts)	NRG Energy, Inc. Historical	GenOn Energy, Inc. Historical (a)	Pro Forma Adjustments		Pro Forma Combined
Operating Revenues
Total operating revenues	$9,079	$3,614	$—		$12,693
Operating Costs and Expenses
Cost of operations	6,675	2,642	(70)	(b)	9,247
Depreciation and amortization	896	375	(103)	(c)	1,168
Impairment charge on emission allowances	160	—	—		160
Impairment losses	—	133	—		133
Selling, general and administrative	668	255	—		923
Development costs	45	—	—		45
Total operating costs and expenses	8,444	3,405	(173)		11,676
Operating Income	635	209	173		1,017
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	35	6	—		41
Impairment charge on investment	(495)	—	—		(495)
Other income (expense), net	19	(2)	—		17
Loss on debt extinguishment	(175)	(23)	—		(198)
Interest expense	(665)	(379)	118	(d)	(926)
Total other expense	(1,281)	(398)	118		(1,561)
Loss Before Income Taxes	(646)	(189)	291		(544)
Income tax benefit	(843)	—	108	(e)	(735)
Net Income/(Loss)	197	(189)	183		191
Dividends for preferred shares	9	—	—		9
Income/(Loss) Available for Common Stockholders	$188	$(189)	$183		$182
Earnings/(Loss) Per Share Attributable to Common Stockholders
Weighted average number of common shares outstanding — basic	240	772	(678)	(f)	334
Net income/(loss) per weighted average common share — basic	$0.78	$(0.24)			$0.54
Weighted average number of common shares outstanding — diluted	241	772	(678)	(f)	335
Net income/(loss) per weighted average common share — diluted	$0.78	$(0.24)			$0.54

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

NRG ENERGY, INC. AND GENON ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS

As of September 30, 2012

(In millions, except shares)	NRG Energy, Inc. Historical	GenOn Energy, Inc. Historical (a)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$1,610	$1,685	$(686)	(g)	$2,609
Funds deposited by counterparties	76	170	—		246
Restricted cash	237	55	—		292
Accounts receivable, net	1,075	272	—		1,347
Inventory	393	412	22	(h)	827
Derivative instruments	2,677	636	—		3,313
Deferred income taxes	—	—	3	(i)	3
Cash collateral paid in support of energy risk management activities	98	150	—		248
Prepayments and other current assets	217	260	(99)	(j)	378
Total current assets	6,383	3,640	(760)		9,263
Property, plant and equipment, net	15,866	6,265	(2,351)	(k)	19,780
Other Assets
Equity investments in affiliates	649	20	—		669
Note receivable — affiliate and capital leases, less current portion	78	—	—		78
Goodwill	1,886	—	—		1,886
Intangible assets, net	1,188	79	(40)	(l)	1,227
Nuclear decommissioning trust fund	469	—	—		469
Derivative instruments	309	588	—		897
Deferred income taxes	—	196	1,022	(i)	1,218
Other non-current assets	392	787	(491)	(m)	688
Total other assets	4,971	1,670	491		7,132
Total Assets	$27,220	$11,575	$(2,620)		$36,175
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$374	$10	$(5)	(n)	$379
Accounts payable	1,246	264	—		1,510
Derivative instruments	2,462	398	—		2,860
Deferred income taxes	15	196	(211)	(i)	—
Cash collateral received in support of energy risk management activities	76	170	—		246
Accrued expenses and other current liabilities	604	361	107	(o)	1,072
Total current liabilities	4,777	1,399	(109)		6,067
Other Liabilities
Long-term debt and capital leases	10,968	4,361	(201)	(n)	15,128
Nuclear decommissioning reserve	349	—	—		349
Nuclear decommissioning trust liability	277	—	—		277
Deferred income taxes	1,092	—	(1,029)	(i)	63
Derivative instruments	561	184	—		745
Out-of-market contracts	161	341	733	(p)	1,235
Other non-current liabilities	896	528	50	(q)	1,474
Total non-current liabilities	14,304	5,414	(447)		19,271
Total Liabilities	19,081	6,813	(556)		25,338
3.625% convertible perpetual preferred stock (at liquidation value, net of issuance costs)	249	—	—		249
Stockholders’ Equity
Common stock	3	1	—	(r)	4
Additional paid-in capital	5,388	7,461	(5,423)	(r)	7,426
Retained earnings	4,002	(2,508)	3,167	(r)	4,661
Less treasury stock, at cost	(1,920)	—	—		(1,920)
Accumulated other comprehensive loss	(68)	(192)	192	(r)	(68)
Noncontrolling interest	485	—	—		485
Total Stockholders’ Equity	7,890	4,762	(2,064)		10,588
Total Liabilities and Stockholders’ Equity	$27,220	$11,575	$(2,620)		$36,175

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

Note 1. Basis of Pro Forma Presentation

The pro forma statements of operations for the nine months ended September 30, 2012, and the year ended December 31, 2011, give effect to the merger as if it were completed on January 1, 2011. The pro forma balance sheet as of September 30, 2012 gives effect to the merger as if it were completed on September 30, 2012.

The pro forma financial statements have been derived from the historical consolidated financial statements of NRG and the historical consolidated financial statements of GenOn.  Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements.

The pro forma financial statements were prepared using the acquisition method of accounting and the regulations of the SEC.  NRG is acquirer in the merger for accounting purposes.  Upon completion of the merger, NRG stockholders have a majority of the voting interest in the combined company.  The purchase price has been allocated to GenOn’s assets and liabilities based upon their estimated fair values as of the date of completion of the merger.  The initial allocation is not complete because the evaluation necessary to assess the fair values of certain assets acquired is still in process.  The provisional amounts are subject to revision until the evaluations are completed to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date.  Therefore, the pro forma financial statements are preliminary and have been prepared solely for the purpose of providing unaudited pro forma condensed combined financial information.  Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.

The merger is reflected in the pro forma financial statements as being accounted for based on the accounting guidance for business combinations.  Under the acquisition method, the total purchase price is calculated as described in Note 2, Purchase Price and Purchase Price Allocation, to the pro forma financial statements.  In accordance with accounting guidance for business combinations, the assets acquired and the liabilities assumed have been measured at fair value. The fair value measurements utilize estimates based on key assumptions of the merger, including prior acquisition experience, benchmarking of similar acquisitions and historical and current market data. The pro forma adjustments included herein are likely to be revised as additional information which existed as of the acquisition date becomes available and as additional analyses are performed.  The allocation of the purchase price may be modified up to one year from the date of the acquisition as more information is obtained about the fair value of the assets acquired and liabilities assumed.  The final amounts recorded for the merger may differ materially from the information presented in these pro forma financial statements.

Transaction and integration costs incurred during 2012 of $107 million, as well as the related tax benefit of $40 million, calculated at NRG’s statutory rate of 37.21%, have been excluded from the pro forma statements of operations as these costs reflect non-recurring charges directly related to the merger and if not incurred prior to the merger are expected to be incurred in the period which includes the merger.  However, the transaction costs incurred through December 31, 2012 are reflected in the pro forma balance sheet as an accrual to accrued expenses and other current liabilities and a decrease to retained earnings.

The pro forma financial statements do not reflect any cost savings from operating efficiencies or synergies that could result from the merger.

For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, as reflected in the pro forma financial statements, NRG and GenOn have applied the accounting guidance for fair value measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Note 2. Purchase Price and Purchase Price Allocation

Purchase Price:

NRG acquired all of the outstanding common shares of GenOn for a fixed ratio of 0.1216 NRG shares per GenOn share.  The purchase price for the business combination was determined as follows (in millions except exchange ratio and share price):

	Number of Shares/Awards Issued	NRG Equivalent Shares at 0.1216	Total Estimated Fair Value
Issuance of NRG common stock to GenOn stockholders at the exchange ratio of 0.1216 shares for each share of GenOn common stock; based on the closing price of NRG common stock as of December 14, 2012, of $23.00	772.5	93.9	$2,160
Issuance of NRG equity awards to replace existing GenOn equity awards (see Description of the Merger)			28
Total purchase price			$2,188

The purchase price was computed using GenOn’s outstanding shares as of December 14, 2012, adjusted for the exchange ratio.  The purchase price also reflects the fair value of GenOn’s share-based compensation awards outstanding as of December 14, 2012, excluding the value associated with employee service yet to be rendered.

Purchase Price Allocation as of Acquisition Date:

Total Fair Value
Current and non-current assets	$2,368
Property, plant and equipment	3,936
Derivative assets	1,157
Deferred income taxes	2,265
Total assets acquired	$9,726

Current and non-current liabilities	$1,312
Out-of-market contracts and leases	1,064
Derivative liabilities	399
Long-term debt and capital leases	4,203
Total liabilities acquired	6,978
Net assets acquired	2,748
Consideration paid	2,188
Gain on bargain purchase	$560

The above allocation of the purchase price to the fair values of assets acquired and liabilities assumed includes adjustments to reflect the fair values of GenOn’s assets and liabilities at the time of the completion of the merger.  The initial allocation is not complete because the evaluation necessary to assess the fair values of certain net assets acquired is still in process.  The provisional amounts are subject to revision until the evaluations are completed to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date.

As the fair value of the net assets acquired exceeds the purchase price, the merger is being accounted for as a bargain purchase in accordance with the accounting guidance for business combinations.  Prior to recording a gain, the acquiring entity must reassess whether all acquired assets and assumed liabilities have been identified and perform re-measurements to verify that the assets acquired and liabilities assumed have been properly valued.  The estimated gain has been excluded from the pro forma statements of operations as it is non-recurring in nature.  The estimated gain on the bargain purchase is primarily representative of the undiscounted value of the deferred tax assets generated by the reduction in book basis of the net assets recorded in connection with acquisition accounting as well as the undiscounted value of GenOn’s net operating losses and other deferred tax benefits that the combined company has the ability to realize in the post-acquisition period.

Note 3.  Significant Accounting Policies

Upon completion of the merger, NRG completed the review of GenOn’s significant accounting policies and there were no significant adjustments necessary to conform GenOn’s accounting policies to NRG’s accounting policies.

Note 4. Pro Forma Adjustments

The pro forma adjustments included in the pro forma financial statements are as follows:

(a) GenOn historical presentation — Based on the amounts reported in the consolidated statements of operations for the nine months ended September 30, 2012, and the year ended December 31, 2011, and the consolidated balance sheet as of September 30, 2012, certain financial line items included in GenOn’s historical presentation have been reclassified to corresponding line items included in NRG’s historical presentation.  These reclassifications have no effect on the historical operating income (loss), net income (loss), or stockholders’ equity reported by NRG or GenOn.

Adjustments to Pro Forma Condensed Combined Consolidated Statements of Operations

(b) Cost of operations — Represents adjustments related to the operating leases, including out-of-market liabilities, for GenOn REMA, LLC, and its subsidiaries, or REMA, and GenOn MidAtlantic, LLC and its subsidiaries, or GenOn Mid-Atlantic, to decrease net lease expense as a result of fair value adjustments and amortization of the related out-of-market values:

	For the Nine Months Ended September 30, 2012	For the Year Ended December 31, 2011
	(in millions)
GenOn Mid-Atlantic leases	$(38)	$(50)
REMA leases	(4)	(5)
Total	$(42)	$(55)

Out-of-market liabilities for gas transportation and storage contracts of $328 million have been recorded as part of the provisional purchase accounting, the amortization of which decreases cost of operations as follows:

	For the Nine Months Ended September 30, 2012	For the Year Ended December 31, 2011
	(in millions)
Gas transportation and storage contracts	$(11)	$(15)

(c) Depreciation and amortization — Represents the net depreciation expense resulting from the fair value adjustments of GenOn’s property, plant and equipment.  The estimated useful lives of the property, plant and equipment acquired range from 2 to 37 years.  The adjustments to depreciation and amortization include:

	For the Nine Months Ended September 30, 2012	For the Year Ended December 31, 2011
	(in millions)
Net decrease to depreciation expense as a result of fair value adjustments of property, plant and equipment	$(49)	$(103)

(d) Interest expense — Reflects a decrease in interest expense as a result of the fair value adjustments of GenOn’s debt, and a reduction in interest expense due to the payment of GenOn’s Term Loan due 2017, or the GenOn Term Loan, upon completion of the merger.  The fair value determination of debt is based on prevailing market interest rates at the completion of the merger and the fair value adjustment will be amortized as a reduction to interest expense over the remaining life of the applicable debt.

	For the Nine Months Ended September 30, 2012	For the Year Ended December 31, 2011
	(in millions)
Net decrease in interest expense as a result of fair value adjustments of debt	$(47)	$(63)
Net decrease in interest expense as a result of the paydown of the GenOn Term Loan	(39)	(55)
Total	$(86)	$(118)

The estimated amortization of the fair value adjustment to long-term debt over the next five years is as follows (in millions):

2012 (3 months)	$(16)
2013	(63)
2014	(57)
2015	(52)
2016	(53)
2017	(44)

(e) Income taxes — Adjustment to record the tax effect of pro forma adjustments to revenue and expense, calculated utilizing NRG’s estimated combined statutory federal and state tax rate of 37.21%.

(f) Weighted average shares outstanding - basic and diluted — The pro forma weighted average number of basic shares outstanding is calculated by adding NRG’s weighted average number of basic shares of common stock outstanding for the nine months ended September 30, 2012 or the year ended December 31, 2011, as applicable, and GenOn’s weighted average number of basic shares of common stock outstanding for those same periods multiplied by the exchange ratio of 0.1216.  The following table illustrates these computations:

Description	For the Nine Months Ended September 30, 2012		For the Year Ended December 31, 2011
	(shares in millions)
Basic:
GenOn weighted average basic common shares subject to exchange	774		772
Exchange ratio	0.1216		0.1216
Equivalent NRG common shares	94		94
NRG historical weighted average basic common shares	228		240
Pro forma weighted average basic common shares	322		334
Diluted:
GenOn weighted average diluted common shares	774		772
Exchange ratio	0.1216		0.1216
Equivalent NRG common shares	94		94
NRG historical weighted average diluted common shares	230	(1)	241
Pro forma weighted average diluted common shares	324		335
Change in weighted average shares outstanding:
GenOn shares exchanged	(774)		(772)
NRG pro forma shares issued	94		94
Net reduction in pro forma shares outstanding - basic	(680)		(678)
Adjustment to NRG historical weighted average diluted common shares	(2	)(1)	—
Net reduction in pro forma shares outstanding - diluted	(682)		(678)

(1) NRG’s historical weighted average diluted common shares for the nine months ended September 30, 2012 have been adjusted to equal the NRG historical weighted average basic common shares outstanding, reflecting the combined company’s loss in the pro forma statement of operations.

The following table includes the number of securities that could potentially dilute basic earnings per share in the future that were not included in the computation because to do so would have been anti-dilutive:

	For the Nine Months Ended September 30, 2012
	Stock Options and Performance Units	Restricted Stock Units	Embedded Derivative of 3.625% Redeemable Perpetual Preferred
		(shares in millions)
GenOn historical shares	18	8	—
Exchange ratio	0.1216	0.1216	0.1216
Equivalent NRG shares	2	1	—
NRG historical shares	6	—	16
Total pro forma shares	8	1	16

	For the Year Ended December 31, 2011
	Stock Options and Performance Units	Restricted Stock Units	Embedded Derivative of 3.625% Redeemable Perpetual Preferred
		(shares in millions)
GenOn historical shares	18	4	—
Exchange Ratio	0.1216	0.1216	0.1216
Equivalent NRG shares	2	—	—
NRG historical shares	7	—	16
Total pro forma shares	9	—	16

Adjustments to Pro Forma Condensed Combined Consolidated Balance Sheet

(g) Cash and cash equivalents — Represents cash utilized to pay down the GenOn Term Loan of $686 million.

(h) Inventory — Represents the adjustment to record coal and fuel oil inventory at market prices as well as adjustments to record the materials and supplies inventory at fair value.

(i) Deferred taxes — Represents the estimated deferred tax impact related to the excess of GenOn’s historical tax basis of assets and liabilities over the net amount assigned to GenOn’s assets and liabilities, calculated at the combined company tax rate, and the estimated deferred tax assets with respect to net operating losses and other temporary differences that are expected to be realized during post-acquisition periods, as well as the reclassification of NRG’s non-current deferred income tax liabilities to non-current deferred tax assets, as follows:

As of September 30, 2012
(In millions)

Deferred tax assets - current:
Adjustment to record realizable GenOn deferred tax assets	$203
Impact of excess of tax basis over fair value	50
Netting of liabilities against assets	(250)
$3

Deferred tax assets - non-current:
Adjustment to record realizable GenOn deferred tax assets	$939
Impact of excess of tax basis over fair value	1,611
Netting of liabilities against assets	(1,528)
$1,022

Deferred tax liabilities - current:
Impact of excess of tax basis over fair value	$11
Adjustment to record realizable GenOn deferred tax liabilities	28
Netting of liabilities against assets	(250)
$(211)

Deferred tax liabilities - non-current:
Impact of excess of tax basis over fair value	$306
Adjustment to record realizable GenOn deferred tax liabilities	193
Netting of liabilities against assets	(1,528)
$(1,029)

(j) Prepayments and other current assets — Represents the removal of prepaid rent related to the REMA and GenOn Mid-Atlantic leases for $42 million and $97 million, respectively.  The adjustment also includes a tax benefit of $40 million related to the estimated transaction costs of $107 million, as discussed below in adjustment (o).

(k) Property, plant and equipment — Represents the adjustment to reduce GenOn’s property, plant and equipment by $2,351 million to their estimated fair values.  The estimated fair values were determined based on consideration of both an income method using discounted cash flows and a market approach based on recent transactions of comparable assets.  The income approach was primarily relied upon as the forecasted cash flows as it more appropriately incorporates differences in regional markets, plant type, age, useful life, equipment condition and environmental controls of each asset.  Furthermore, the income approach allows for a more accurate reflection of current and expected market dynamics such as supply and demand, commodity prices, and regulatory environment as of the valuation date.  Under this approach, the expected future cash flows associated with each plant were estimated and then discounted to present value at the weighted average cost of capital derived from an independent power producer peer group and risk adjusted to reflect the individual characteristics of each plant.  The market approach was computed based on data for transactions announced proximate to the valuation date and analyzed on a $/kW basis for fuel/dispatch type and region.  Due to the limited volume of recent transactions and amount of financial and operating characteristics that are publicly disclosed, that market approach was given less weight.  The estimated useful lives of the property, plant and equipment acquired range from 2 to 37 years.

(l) Intangible assets — Represents the adjustment to record the acquired emission allowances, development rights and other intangible assets at fair value.

(m) Other non-current assets — Represents the removal of $78 million of unamortized deferred financing costs for GenOn’s long-term debt, and the removal of $413 million of prepaid rent related to the GenOn Mid-Atlantic lease.

(n) Long-term debt, including current portion — Represents adjustments to GenOn’s long-term debt as follows:

As of September 30, 2012
(In millions)
Estimated fair value adjustment of GenOn’s long-term debt	$454
Write-off of unamortized discount on GenOn’s long-term debt	26
Paydown of the GenOn Term Loan	(686)
Total adjustments to GenOn’s long-term debt	$(206)

The adjustments above reflect the paydown of the GenOn Term Loan upon closing of the merger.  The fair value adjustment of GenOn’s debt was estimated based on market prices and quotes from investment banks as of December 14, 2012 and will be amortized as a reduction to interest expense over the remaining life of the individual debt issues, with the longest amortization period being approximately 19 years.

(o) Accrued expenses and other current liabilities — Represents the accrual for transaction and integration costs of $107 million, consisting of investment banking fees, commitment fees, legal fees and other merger-related transaction and integration costs.  The merger transaction costs are excluded from the pro forma statements of operations as they reflect non-recurring charges not expected to have a continuing impact on the combined results.

(p) Out-of-market contracts — Represents an adjustment to the out-of-market fair value of the REMA and GenOn Mid-Atlantic leases of $63 million and $540 million, respectively, as well as an adjustment to the fair value of out-of-market gas transportation and storage contracts of $130 million.  The total out-of-market value of the lease contracts is $728 million and the out-of-market value of the gas transportation and storage contracts is $328 million.

(q) Other non-current liabilities — Represents an adjustment to record the asset retirement and pension obligations at fair value.

(r) Equity — Represents adjustments to common stock and additional paid-in capital to reflect the value of consideration transferred by NRG to complete the merger.  The adjustment to common stock is based on the par value of NRG common stock of $0.01 per share.  In addition, the pro forma equity also includes adjustments to retained earnings totaling approximately $560 million for the initial gain on bargain purchase and $107 million of transaction costs, net of the related tax benefit.  The transaction costs are shown as an adjustment to retained earnings in accordance with accounting guidance applicable to business combinations, which requires that these costs be expensed.